Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Lancaster Colony Corporation (the “Company”) on Form 10-K for the period ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David A. Ciesinski, Chief Executive Officer of the Company, and Thomas K. Pigott, Chief Financial Officer of the Company, do each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the periods expressed in the Report.

By:	/s/ DAVID A. CIESINSKI
David A. Ciesinski
Chief Executive Officer

August 27, 2019

By:	/s/ THOMAS K. PIGOTT
Thomas K. Pigott
Chief Financial Officer

August 27, 2019

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.